EXHIBIT 99.1
NEWS RELEASE

INVESTOR RELATIONS CONTACTS:
J. Eric Bjornholt -- CFO..... (480) 792-7804
Gordon W. Parnell -- Vice President of Business Development and Investor Relations.....(480) 792-7374

MICROCHIP TECHNOLOGY ANNOUNCES
85th CONSECUTIVE QUARTER OF PROFITABILITY
AND THIRD QUARTER FISCAL YEAR 2012 FINANCIAL RESULTS

•	NET SALES OF $329.2 MILLION, DOWN 3.4% SEQUENTIALLY AND DOWN 10.5% YEAR-OVER-YEAR

•	A GAAP BASIS: GROSS MARGIN OF 55.8%; OPERATING INCOME OF $88.1 MILLION; NET INCOME OF $77.5 MILLION; AND EPS OF 38 CENTS PER DILUTED SHARE

•	ON A NON-GAAP BASIS: GROSS MARGIN OF 56.8%; OPERATING INCOME OF $100.3 MILLION; NET INCOME OF $85.4 MILLION; AND EPS OF 42 CENTS PER DILUTED SHARE

•	RECORD 32-BIT REVENUE, UP 33.7% SEQUENTIALLY

•	RECORD LICENSING REVENUE OF $23.1 MILLION, UP 4.9% SEQUENTIALLY
CHANDLER, Arizona – February 2, 2012 – (NASDAQ: MCHP) – Microchip Technology Incorporated, a leading provider of microcontroller, analog and Flash-IP solutions, today reported results for the three months ended December 31, 2011 as summarized in the following table:

(in millions, except earnings per diluted share and percentages)	Three Months Ended December 31, 2011
	GAAP	% of Net Sales	Non-GAAP[1]	% of Net Sales
Net Sales	$329.2		$329.2
Gross Margin	$183.8	55.8%	$186.9	56.8%
Operating Income	$88.1	26.8%	$100.3	30.5%
Other Expense including Gains/Losses on Equity Method Investment	$(4.5)		$(2.5)
Income Tax Expense	$6.2		$12.4
Net Income	$77.5	23.5%	$85.4	26%
Earnings per Diluted Share[2]	38 cents		42 cents

1	See the “Use of Non-GAAP Financial Measures” section of this release.

2	Earnings per share has been calculated based on the diluted shares outstanding of Microchip on a consolidated basis.

Net sales for the third quarter of fiscal 2012 were $329.2 million, down 3.4% sequentially from net sales of $340.6 million in the immediately preceding quarter, and down 10.5% from net sales of $367.8 million in the prior

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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200 FAX 480•899•9210

Microchip Technology Reports
Third Quarter Fiscal 2012
Financial Results

year's third fiscal quarter. GAAP net income for the third quarter of fiscal 2012 was $77.5 million, or 38 cents per diluted share, down 2.3% from GAAP net income of $79.3 million, or 40 cents per diluted share, in the immediately preceding quarter, and down 24.0% from GAAP net income from continuing operations of $101.9 million, or 52 cents per diluted share, in the prior year’s third fiscal quarter. GAAP net income in the third quarter of fiscal 2012 was favorably impacted by special income of $0.7 million associated with acquisitions occurring in prior fiscal years and $4.1 million from non-recurring tax events.

Non-GAAP net income for the third quarter of fiscal 2012 was $85.4 million, or 42 cents per diluted share, down 7.7% from non-GAAP net income of $92.6 million, or 46 cents per diluted share, in the immediately preceding quarter, and down 24.9% from non-GAAP net income of $113.8 million, or 58 cents per diluted share, in the prior year’s third fiscal quarter. For the third quarters of fiscal 2012 and fiscal 2011, our non-GAAP results exclude the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs, earn out adjustments and legal and other general and administrative expenses associated with acquisitions), non-recurring tax events, and non-cash interest expense on our convertible debentures. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip also announced today that its Board of Directors declared a quarterly cash dividend on its common stock of 34.9 cents per share. The quarterly dividend is payable on March 6, 2012 to stockholders of record on February 21, 2012.

“Our December quarter results were consistent with the guidance we provided on November 3, 2011 and marked our 85th consecutive quarter of profitability,” said Steve Sanghi, President and CEO. “Microchip entered this industry down cycle about one quarter earlier than most of our industry peers, and we believe that our December quarter results combined with our March quarter guidance confirms that we also expect to exit this cycle a quarter earlier than most.”

Mr. Sanghi added, “We believe our inventory levels and short lead times, combined with our strong product portfolio, position us well to gain market share in our microcontroller and analog product lines.”

“Our 32-bit microcontroller business had an outstanding quarter and produced revenue growth of 33.7% on a sequential basis, and was up 137.3% from the year-ago quarter to achieve a new record,” said Ganesh Moorthy, Chief Operating Officer. “Despite the challenging environment, this product line continues to demonstrate strong growth as many new designs continue to go to production.”

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Microchip Technology Reports
Third Quarter Fiscal 2012
Financial Results

“Our analog business produced another good quarter with revenue up 1.75% sequentially compared to other analog companies being down in double digit percentages sequentially. We have continued to introduce a steady stream of new products targeting a broad range of applications and are winning many new customers and designs,” said Mr. Rich Simoncic, Vice President of Analog Products.

Mark Reiten, Vice President of Microchip’s Licensing division commented, “Our licensing business posted a new record in the December quarter achieving $23.1 million in revenue, up 4.9% sequentially and up 21% over the year ago quarter. Our SuperFlash technology continues to be recognized as the best-in-class flash technology for embedded applications. We continue to expand the number of licensees that are using this technology at various wafer foundries, as well as fabs owned by integrated device manufacturers.”

Eric Bjornholt, Microchip’s Chief Financial Officer, said, “The combined inventory position of Microchip and its distributors decreased by 6 days during the December quarter. The inventory on our balance sheet was up 5 days while distribution inventory declined 11 days on a sequential basis. At this time we believe the majority of the inventory correction has been completed for our customers and our distributors”

Mr. Sanghi concluded, “While the March 2012 quarter will as usual be seasonally impacted by the Lunar New Year holidays in Asia, we believe that Microchip will start to see the beginning of our recovery from the inventory correction. Taking this into consideration, we expect revenue in the March 2012 quarter to be up between one and five percent and are forecasting sequential improvements in non-GAAP gross margins, operating margins and earnings per share.”

Microchip’s Recent Highlights:

•
Microchip released Version 1 of its next-generation MPLAB® X IDE, which recently won four prestigious industry awards—while still in Beta—from ECN Magazine and the EDN Hot 100 in the Americas, the Elektra Awards in Europe, and an EDN China Innovation Award. Each cited Microchip’s industry-leading position in universally supporting all of its 800+ PIC® MCUs from one integrated development environment, while adding cross-platform support for development with the Linux, Mac OS® and Windows® operating systems, and many other advanced design features. MPLAB X is based on the open-source NetBeans platform, which enables users to take advantage of existing community plug-ins while creating new ones.

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Microchip Technology Reports
Third Quarter Fiscal 2012
Financial Results

•
Microchip’s growing PIC32 portfolio of 32-bit microcontrollers built on its best-in-class performance with the smallest and lowest-cost family to date. This family also integrates new peripherals for audio and touch sensing. All PIC32s were recently qualified for an expanded operating temperature range of - 40°C to 105°C, enabling their use in a wider range of robust applications. And, Microchip introduced the lowest-cost development tool for all of its 3.3V 16- and 32-bit MCUs and DSCs that come in 28-pin SPDIP packages.

•
Microchip shipped 43,146 development systems during the quarter, demonstrating the continued strong interest in its products. The total cumulative number of development systems shipped now stands at 1,243,361.

•
In the 16-bit arena, Microchip introduced two new families. The first expanded its eXtreme Low Power (XLP) portfolio with the industry’s lowest 16-bit MCU active current consumption, as well as several new low-power sleep modes. The second added to Microchip’s highest-performing, 70 MIPS architecture with cost-effective new MCUs and DSCs that feature on-chip operational amplifiers and touch-sensing peripherals, enabling advanced features in user-interface, intelligent-sensing, general-purpose and motor-control applications.

•
Microchip’s 8-bit MCU family with integrated configurable logic in 2x3 mm packages continued to win awards, including Electronic Design Magazine’s Best Digital Electronic Design for 2011. Microchip also introduced a new device that combines an XLP 8-bit MCU with a sub-GHz RF transmitter in a single package, for a broad range of remote-access applications.

•
On the analog front, Microchip continued to grow its broad catalog with five new products: the industry’s first and only standalone, resistor-programmable fan motor driver; the Company’s first instrumentation amplifier, which provides low power consumption and on-chip calibration for enhanced performance; the world’s first ionization smoke-detector IC with programmable calibration and feature selection, and the first with horn synchronization and auto alarm locate; a USB to SPI protocol converter that provides the simplest, smallest and most cost-effective way to add USB to existing designs; and, finally, a silicon temperature sensor that guarantees high accuracy and resolution across a wide temperature range in small packages.

•
The Company’s memory portfolio also expanded, including two new compact, low-power parallel NOR Flash devices, and a new family of battery-backed Real-Time Clock/Calendars with more memory and a faster interface.

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Microchip Technology Reports
Third Quarter Fiscal 2012
Financial Results

Fourth Quarter Fiscal Year 2012 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Microchip Guidance
	GAAP	Non-GAAP Adjustments[1]	Non-GAAP[1]
Results from Continuing Operations:
Net Sales	$332.4 to $345.6 million		$332.4 to $345.6 million
Gross Margin[3]	56.7% to 57.2%	$3.5 to $3.6 million	57.75% to 58.25%
Operating Expenses[3]	28.75% to 29.25%	$10.0 to $10.4 million	25.75% to 26.25%
Other Income (Expense)	($4.5) million	$1.9 million	($2.6) million
Tax Rate	12.5% to 13%	$2.0 million	12.5% to 13%
Net Income	$75.5 to $82.1 million	$13.4 to $13.9 million	$88.8 to $96.0 million
Diluted Common Shares Outstanding[2]	207 million shares	0.5 million shares	206.5 million shares
Earnings per Diluted Share	36 to 40 cents	about 7 cents	43 to 47 cents
1    See the “Use of Non-GAAP Financial Measures” section of this release.
2    Earnings per share have been calculated based on the diluted shares outstanding of Microchip on a consolidated basis.

•
Microchip’s inventory days at March 31, 2012 are expected to be about flat from the December quarter. Our inventory position enables us to continue to service our customers with very short lead times while allowing us to control future capital expenditures. The actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products and our production levels.

•
Capital expenditures for the quarter ending March 31, 2012 are expected to be approximately $9 million. Capital expenditures for all of fiscal year 2012 are anticipated to be approximately $68 million. We are continuing to take actions to invest in the equipment needed to support the expected growth of our new products and technologies.

•	We expect net cash generation during the March quarter of approximately $80 million to $90 million prior to the dividend payment.

[1]
Use of Non-GAAP Financial Measures: Our Non-GAAP adjustments, where applicable, include the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset

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Microchip Technology Reports
Third Quarter Fiscal 2012
Financial Results

amortization, inventory valuation costs, severance costs, earn-out adjustments and legal and other general and administrative expenses associated with acquisitions), losses on equity securities, and non-cash interest expense on our convertible debentures, the related income tax implications of these items and nonrecurring tax events.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. The value of our equity securities varies in amount from period to period and is affected by fluctuations in the market prices of such securities that we cannot predict and are not within the control of management. The non-GAAP adjustments related to the impact of our acquisitions, nonrecurring tax events and a portion of our interest expense related to our convertible debentures are either non-cash expenses or non-recurring expenses related to such transactions. Accordingly, management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses in dollars and as a percentage of sales including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP other expense, net including gains (losses) on equity method investments, non-GAAP income tax/tax rate, non-GAAP net income, and non-GAAP diluted earnings per share which exclude the items noted in the immediately preceding paragraph, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses these non-GAAP measures to manage and assess the profitability of its business. Specifically, we do not consider such items when developing and monitoring our budgets and spending. As described above, the economic substance behind our decision to exclude such items

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Microchip Technology Reports
Third Quarter Fiscal 2012
Financial Results

relates either to these charges being non-cash in nature, or to the one-time nature of the events, or in the case of our equity securities, because such item is difficult to predict and not within the control of management. Our determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

[2]
Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the actual exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading “Supplemental Financial Information”), and the repurchase or the issuance of stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the March 2012 quarter of $38 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).

[3]
Generally, gross margin fluctuates over time, driven primarily by the mix of microcontrollers, analog products and memory products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands except per share amounts) (Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net sales	$329,156	$367,824	$1,044,265	$1,107,220
Cost of sales	145,377	151,427	445,744	458,375
Gross profit	183,779	216,397	598,521	648,845

Operating expenses:
Research and development	44,256	42,198	134,937	126,448
Selling, general and administrative	52,056	56,100	161,637	170,896
Special (income) charges	(660)	646	(660)	1,679
	95,652	98,944	295,914	299,023

Operating income	88,127	117,453	302,607	349,822
Gains (losses) on equity method investments	14	280	(60)	185
Other expense, net	(4,464)	(3,342)	(14,774)	(9,338)

Income from continuing operations before income taxes	83,677	114,391	287,773	340,669
Income tax provision	6,188	12,461	31,704	42,114

Net income from continuing operations	77,489	101,930	256,069	298,555

Discontinued operations:
Loss from discontinued operations before income taxes	-	(1,317)	-	(5,372)
Income tax benefit	-	(163)	-	(239)
Net loss from discontinued operations	-	(1,154)	-	(5,133)

Net income	$77,489	$100,776	$256,069	$293,422

Basic income per common share continuing operations	$0.40	$0.54	$1.34	$1.60
Basic income per common share discontinued operations	-	(0.01)	-	(0.03)
Basic net income per common share	$0.40	$0.54	$1.34	$1.57
Diluted income per common share continuing operations	$0.38	$0.52	$1.26	$1.55
Diluted income per common share discontinued operations	-	(0.01)	-	(0.03)
Diluted net income per common share	$0.38	$0.51	$1.26	$1.53
Basic common shares outstanding	191,640	187,488	190,854	186,444
Diluted common shares outstanding	203,291	196,255	202,686	192,344

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

ASSETS

	December 31,	March 31,
	2011	2011
	(Unaudited)
Cash and short-term investments	$1,302,273	$1,243,496
Accounts receivable, net	149,277	181,202
Inventories	217,853	180,800
Other current assets	160,677	169,485
Total current assets	1,830,080	1,774,983

Property, plant & equipment, net	533,652	540,513
Long-term investments	468,086	464,838
Other assets	189,333	187,724

Total assets	$3,021,151	$2,968,058

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and other current liabilities	$132,780	$200,272
Deferred income on shipments to distributors	115,786	140,044
Total current liabilities	248,566	340,316

Convertible debentures	353,341	347,334
Long-term income tax payable	71,386	58,125
Deferred tax liability	397,709	399,527
Other long-term liabilities	8,844	10,318

Stockholders’ equity	1,941,305	1,812,438

Total liabilities and stockholders’ equity	$3,021,151	$2,968,058

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands except per share amounts and percentages)
(Unaudited)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended December 31,		Nine Months Ended December 31,

	2011	2010	2011	2010
Gross profit, as reported	$183,779	$216,397	$598,521	$648,845
Share-based compensation expense	1,369	1,708	4,376	5,416
Acquisition-related acquired inventory valuation costs and intangible asset amortization	1,709	1,747	5,127	11,026
Non-GAAP gross profit	$186,857	$219,852	$608,024	$665,287
Non-GAAP gross profit percentage	56.8%	59.8%	58.2%	60.1%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended December 31,		Nine Months Ended December 31,

	2011	2010	2011	2010
Research and development expenses, as reported	$44,256	$42,198	$134,937	$126,448
Share-based compensation expense	(3,851)	(3,324)	(10,820)	(9,516)
Non-GAAP research and development expenses	$40,405	$38,874	$124,117	$116,932
Non-GAAP research and development expenses as a percentage of net sales	12.3%	10.6%	11.9%	10.6%

RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended December 31,		Nine Months Ended December 31,

	2011	2010	2011	2010
Selling, general and administrative expenses, as reported	$52,056	$56,100	$161,637	$170,896
Share-based compensation expense	(4,742)	(4,377)	(13,274)	(12,853)
Acquisition-related intangible asset amortization and other costs	(1,210)	(1,861)	(3,897)	(6,732)
Non-GAAP selling, general and administrative expenses	$46,104	$49,862	$144,466	$151,311
Non-GAAP selling, general and administrative expenses as a percentage of net sales	14.0%	13.6%	13.8%	13.7%

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RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended December 31,		Nine Months Ended December 31,

	2011	2010	2011	2010
Operating income, as reported	$88,127	$117,453	$302,607	$349,822
Share-based compensation expense	9,962	9,409	28,470	27,785
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs	2,919	3,608	9,024	17,758
Special (income) charges	(660)	646	(660)	1,679
Non-GAAP operating income	$100,348	$131,116	$339,441	$397,044
Non-GAAP operating income as a percentage of net sales	30.5%	35.6%	32.5%	35.9%

RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended December 31,		Nine Months Ended December 31,

	2011	2010	2011	2010
Other expense, net, as reported	$(4,464)	$(3,342)	$(14,774)	$(9,338)
Convertible debt non-cash interest expense	1,909	1,745	5,580	5,100
Losses on equity securities	-	-	1,878	-
Non-GAAP other expense, net	$(2,555)	$(1,597)	$(7,316)	$(4,238)
Non-GAAP other expense, net, as a percentage of net sales	-0.8%	-0.4%	-0.7%	-0.4%

RECONCILIATION OF GAAP INCOME TAX PROVISION FROM CONTINUING OPERATIONS TO NON-GAAP INCOME TAX PROVISION FROM CONTINUING OPERATIONS

	Three Months Ended December 31,		Nine Months Ended December 31,

	2011	2010	2011	2010
Income tax provision, as reported	$6,188	$12,461	$31,704	$42,114
Income tax rate, as reported	7.4%	10.9%	11.0%	12.4%
Share-based compensation expense	1,261	1,166	3,655	3,442
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs	143	146	464	563
Special charges	-	80	-	137
Convertible debt non-cash interest expense	716	654	2,093	1,912
Non-recurring tax events	4,075	-	4,075	-
R&D tax credit reinstatement	-	1,534	-	1,534
Losses on equity securities	-	-	704	-
Non-GAAP income tax provision	$12,383	$16,041	$42,695	$49,702
Non-GAAP income tax rate	12.7%	12.4%	12.9%	12.6%

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RECONCILIATION OF GAAP NET INCOME AND GAAP DILUTED NET INCOME PER SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER SHARE

	Three Months Ended December 31, 2011	Three Months Ended December 31, 2010				Nine Months Ended December 31, 2011	Nine Months Ended December 31, 2010
	Consolidated Operations	Consolidated Operations	Continuing Operations		Discontinued Operations	Consolidated Operations	Consolidated Operations	Continuing Operations	Discontinued Operations
Net income (loss), as reported	$77,489	$100,776	$101,930		$(1,154)	$256,069	$293,422	$298,555	$(5,133)
Share-based compensation expense, net of tax effect	8,701	8,243	8,243		-	24,815	24,343	24,343	-
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs, net of tax effect	2,776	3,462	3,462		-	8,560	19,883	17,195	2,688
Special (income) charges, net of tax effect	(660)	566	566		-	(660)	1,542	1,542	-
Non-recurring tax events	(4,075)	-	-		-	(4,075)	-	-	-
R&D tax credit reinstatement	-	(1,534)	(1,534)		-	-	(1,534)	(1,534)	-
Convertible debt non-cash interest expense, net of tax effect	1,193	1,091	1,091		-	3,487	3,188	3,188	-
Losses on equity securities, net of tax effect	-	-	-		-	1,174	-	-	-
Non-GAAP net income (loss)	$85,424	$112,604	$113,758		$(1,154)	$289,370	$340,844	$343,289	$(2,445)
Non-GAAP net income (loss) as a percentage of net sales	26.0%		30.9%	.		27.7%		31.0%

Diluted net income (loss) per share, as reported	$0.38	$0.51	$0.52		$(0.01)	$1.26	$1.53	$1.55	$(0.03)
Non-GAAP diluted net income (loss) per share	$0.42	$0.58	$0.58		$(0.01)	$1.43	$1.78	$1.80	$(0.01)
Diluted common shares outstanding Non-GAAP	202,749	195,332	195,332		195,332	202,090	191,175	191,175	191,175

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Microchip Technology Reports
Third Quarter Fiscal 2012
Financial Results

Microchip will host a conference call today, February 2, 2012 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until February 9, 2012.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) February 2, 2012 and will remain available until 8:00 p.m. (Eastern Time) on February 2, 2012. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 9049919.

Cautionary Statement:

The statements in this release relating to exiting this cycle a quarter earlier than most, our strong product portfolio positioning us well to gain market share, continuing to demonstrate strong 32-bit microcontroller growth, continuing to introduce a steady stream of new analog products, winning many new customers and designs, our SuperFlash technology continuing to be recognized as best-in-class, expanding the number of licensees using our SuperFlash technology, the majority of the inventory correction being complete for our customers and distributors, seasonal impact of the Lunar New Year, starting to see the beginning of our recovery from the inventory correction, expecting revenue in the March 2012 quarter to be up between one and five percent sequentially, sequential improvements in non-GAAP gross margins, operating margins and earnings per share, continued strong interest in our products, our fourth quarter fiscal 2012 guidance including GAAP and non-GAAP data as applicable for net sales, gross margin, operating expenses, other income (expense), tax rate, net income, diluted common shares outstanding, earnings per diluted share, inventory levels, capital expenditures for the March quarter and for fiscal 2012, inventory levels enabling us to service our customers with very short lead times and allowing us to control future capital expenditures, and net cash generation are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: the continued economic uncertainty or any unexpected fluctuations or further weakness in the U.S. and global economies, changes in demand or market acceptance of our products (including our licensed technology) and the products of our customers; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively manage our production levels; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; the level of sell-through of our products through

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Microchip Technology Reports
Third Quarter Fiscal 2012
Financial Results

distribution; changes or fluctuations in customer order patterns and seasonality; foreign currency effects on our business; the impact of any significant acquisitions that we make; costs and outcome of any current or future tax audit or any litigation involving intellectual property, customers or other issues; the risk that our customers may fail to continue to accept the SST product offerings; our actual average stock price in the March 2012 quarter and the impact such price will have on our share count; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including the recent floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10‑Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip’s website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this February 2, 2012 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, MPLAB, and PIC are registered trademarks of Microchip Technology Inc. in the USA and other countries. All other trademarks mentioned herein are the property of their respective companies.

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